©2021 Herc Rentals Inc. All Rights Reserved. Shifting Into High Gear

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 2 Larry Silber President & Chief Executive Officer Herc Rentals Team & Agenda Elizabeth Higashi Vice President, Investor Relations & Sustainability Mark Irion Senior Vice President & Chief Financial Officer Aaron Birnbaum Senior Vice President & Chief Operating Officer Agenda • Introductions • Safe Harbor • Overview • Operations Review • Financial Review • Q&A

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 3 Safe Harbor Statements and Non-GAAP Financial Measures Forward-Looking Statements This presentation includes forward-looking statements as that term is defined by the federal securities laws, including statements concerning our business plans and strategy, projected profitability, performance or cash flows, future capital expenditures, our growth strategy, including our ability to grow organically and through M&A, anticipated financing needs, business trends, the impact of and our response to COVID-19, our capital allocation strategy, liquidity and capital management, and other information that is not historical information. Forward looking statements are generally identified by the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts," "looks," and future or conditional verbs, such as "will," "should," "could" or "may," as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and, there can be no assurance that our current expectations will be achieved. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward- looking statements. Further information on the risks that may affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. Information Regarding Non-GAAP Financial Measures In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation that is not calculated according to GAAP (“non- GAAP”), such as adjusted net income, adjusted earnings per diluted share, EBITDA, adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the appendix that accompanies this presentation.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 4 Operating environment remains positive with steady demand Outstanding performance by our sales, operations and field support teams • Q2 rental revenue increased 35% • Increased Q2 dollar utilization YoY by 40 bps to 42.5% • Increased adjusted EBITDA YoY by 37% Completed the acquisition of six companies in the second quarter with a total of nine locations, including the previously announced acquisition of Cloverdale Equipment Company in April 2022. Amended ABL to double size of credit facility to $3.5 billion and extend maturity to July 2027 Announced plan to repurchase shares under 2014 Share Repurchase Program, which has a remaining authorization of $395.9 million Narrowed FY 2022 guidance for adjusted EBITDA guidance by raising the lower end of guidance range to $1.195 billion to $1.245 billion, an increase of 34% to 39% over the prior year and affirmed net fleet capital expenditures guidance of $900 million to $1.120 billion Key Takeaways - Steady Demand and Delivering on Growth Strategy

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 5 Rental Revenues $392.5 $407.6 $327.6 $448.0 $605.4 2018 2019 2020 2021 2022 Total Revenues $485.5 $475.1 $368.0 $490.9 $640.4 2018 2019 2020 2021 2022 $(0.3) $9.7 $2.0 $47.1 $72.2 Second Quarter Financial Highlights: Accelerating Performance Adjusted EBITDA¹ $152.2 $174.9 $149.4 $207.7 $284.2 2018 2019 2020 2021 2022 31.3% 36.8% 40.6% 42.3% 44.4% $(0.01) $0.33 $0.07 $1.55 $2.38 +35% +37%+30% $ in millions $ in millions $ in millions $ in millions +53% +54% 210 bps Adjusted EBITDA Margin¹Earnings Per Diluted ShareNet Income 20182018 2019 2018202220212020 20202019 20222021 20202019 20222021 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 6 Herc Rentals Today 57 Years serving customers ~3,100 Equipment categories 333 Locations in 42 states and five Canadian provinces1 6,100 Employees serving North America $60 billion addressable market2 (1) Location count as of June 30, 2022 (2) ARA estimate of the 2022 North American addressable market as of June 2022

Operations Review Aaron Birnbaum Senior Vice President and Chief Operating Officer

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 8 Average fleet at OEC increased 32% in Q2 2022 Equipment rental revenue increased 35% to a record $605.4 million Business activity is strong and all of our end markets are showing positive momentum Our core business continues to benefit from solid operating performance in all of our regional operations Robust results from ProSolutions are contributing to a strong Q2 Fleet investments and new locations are contributing to growth in fast-growing urban markets We plan to add $900 million to $1.12 billion of net fleet capital this year Delivering on Growth Strategy

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 9 Diversifying Fleet to Enhance Utilization Specialty 23.5% Aerial 24.0% Earthmoving 13.2% Material Handling 17.4% Other 21.9% 1. Original equipment cost based on ARA guidelines. As of June 30, 2022. Fleet Expenditures at OEC1 Fleet Composition $5.1 billion at OEC1 $117 $188 $210 $210$253 $327 2021 2022 Q1 Q2 Q3 Q4 $111 $71 $44 $60$64 $64 2021 2022 Q1 Q2 Q3 Q4 Fleet Disposals at OEC1 $ in millions $ in millions Fleet disposals at OEC in Q2 2022 were $64 million, generating ~47% proceeds as a percent of OEC Average age of disposals was 86 months in Q2 2022 Average fleet age of 49 months at June 30, 2022 $ Utilization Increased to 42.5%

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 10 • Specialty equipment typically averages 14% to 16% higher $ utilization than core equipment • Growing specialty branch network enables rapid response to meet customer demand • Able to surge fleet to market in need of specialized equipment solutions • Competitive advantage vs. local suppliers • Cross-selling opportunities abound between customers requiring specialty and core equipment • Target is for Specialty to be 25% to 30% of OEC Expanding Specialty Specialty Fleet % of OEC at Year End 18% 21% 21% 22% 23% 24% 24% 30% 25% 2016 2017 2018 2019 2020 2021 YTD 2022 Goal

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 11 Business Model Driving Growth Q2 Revenue by Customer1 Contractors 32% Industrial 28% Infrastructure and Government 15% Other 25% National: 42% Local: 58% Q2 Local vs National Mix Our diverse customer mix and base of large national customers drives sales strategy and growth opportunities Expansion through acquisitions and greenfields in fast- growing urban markets supports growth across all customer segments New customer account revenues continues to be a solid source of growth Local as a percentage of total revenue increased to 58% this quarter compared with 56% in Q2 2021 driven by strong contributions from our acquisitions 1. Refer to our 10-K for description of industries related to each customer classification. Other includes commercial and retail service, hospitality, healthcare, recreation, and entertainment and special events.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 12 Focusing on Safety Improving Total Recordable Incident Rate (TRIR) Continuing focus on Perfect Days • All of our branches reported at least 98% Perfect Days year to date. • Perfect Days are those with no: ◦ OSHA reportable incidents ◦ At-fault moving vehicle accidents ◦ DOT violations Continuing to integrate acquisitions into Herc's Safety Program

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 13 Growth Opportunities in 2023 and Beyond Infrastructure Projects • Highways and bridges • High-speed rail • Port renovation and waterway expansion • Airports • Flood control • EV charging stations • LNG investments • Renewables • Power grid modernization Industrial • Electric vehicle manufacturing • Chip manufacturing • Industrial plant maintenance • Renewables Specialty • Climate control • Remediation • Power generation • Pumping solutions $550 Billion in Federally-Funded Infrastructure Package

Financial Review Mark Irion Senior Vice President and Chief Financial Officer

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 15 Q2 2022 Results Three Months Ended June 30, Six Months Ended June 30, $ in millions, except per share data 2022 2021 2022 vs 2021 % Change 2022 2021 2022 vs 2021 % Change Equipment Rental Revenue $605.4 $448.0 35.1% $1,132.2 $848.4 33.5% Total Revenues $640.4 $490.9 30.5% $1,207.7 $944.7 27.8% Net Income $72.2 $47.1 53.3% $130.7 $80.0 63.4% Earnings Per Diluted Share $2.38 $1.55 53.5% $4.30 $2.64 62.9% Adjusted Net Income1 $74.8 $47.6 57.1% $134.0 $81.0 65.4% Adjusted Earnings Per Diluted Share1 $2.47 $1.57 57.3% $4.41 $2.67 65.2% Adjusted EBITDA1 $284.2 $207.7 36.8% $521.0 $392.3 32.8% Adjusted EBITDA Margin1 44.4% 42.3% 210 bps 43.1% 41.5% 160 bps REBITDA Margin1,2 45.0% 44.0% 100 bps 43.7% 43.9% (20) bps REBITDA YoY Flow-Through1,2 47.7% 43.2% Average Fleet3 (YoY) 32.1% (1.9)% 27.8% (3.5)% Pricing3 (YoY) 5.5% 1.9% 4.9% 0.9% 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 24 2. REBITDA measures contribution from our core rental business without impact of sales of equipment, parts and supplies 3. Based on ARA guidelines NM - Not meaningful

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 16 Pricing and Utilization Performance Pricing1 (0.3)% 1.9% 2.8% 3.5% 4.3% 5.5% 2021 2022 Q1 Q2 Q3 Q4 Average Fleet at OEC1 (5.1)% (1.9)% 4.3% 14.9% 23.4% 32.1% 2021 2022 Q1 Q2 Q3 Q4 Average Fleet on Rent at OEC1 19.7% 16.0% 21.0% 29.0% 34.9% 2021 2022 Q1 Q2 Q3 Q4 $ Utilization2 38.6% 42.1% 46.0% 44.6% 41.4% 42.5% 2021 2022 Q1 Q2 Q3 Q4 1. YoY Change. Based on ARA guidelines. 2. Based on ARA guidelines (1.7)%

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 17 February February March April April May June June June Expanding through M&A in 2022 EBITDA $58.2 million Total Cash Outlay $317.1 million EBITDA Multiple 5.5x Synergized Multiple 4.0x - 4.5x # of Locations 12 States & provinces Florida, Georgia, Illinois, Massachusetts, Michigan, Ohio, Pennsylvania, Tennessee, British Columbia and Ontario M&A Rationale and Benefits EV/EBITDA Multiple - Nine Acquisitions ◦ Revenue synergies through increased density and cross selling ◦ Acquired talented workforce and local customer relationships - quicker than greenfields ◦ Estimated opportunity for $500 million+ of M&A per year

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 18 Disciplined Capital Management Maturities As of June 30, 2022 $ in millions $1,200.0 $1,016.1 $250.0 2022 2023 2024 2025 2026 2027 Amended ABL to double size of credit facility to $3.5 billion and extend maturity to July 2027 No near-term maturities and ample liquidity2 of: • $0.7 billion as of June 30, 2022 • $1.75 billion additional capacity as of July 5, 2022 Net capital expenditures outpaced cash flow from operations resulting in negative free cash flow of $197 million for the first half of 2022 Net leverage3 of 2.4x, compared with 2.1x in December 2021, is within our target range of 2.0x to 3.0x Quarterly dividend of $0.575 was paid to shareholders of record as of May 27, 2022, paid June 10, 2022 1. The AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to consummate refinancing and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility and AR Facility 3. For a definition and calculation, see the Appendix beginning on Slide 24 $53.9 Finance Leases 2022-2029 AR Facility1 ABL Credit Facility Senior Unsecured Notes Credit Ratings: Moody’s CFR Ba3 S&P BB-/Stable

NYSE: HRI ©2021 Herc Rentals Inc. All Rights Reserved. 19 We are committed to delivering long-term sustainable value for shareholders with a balanced, disciplined and opportunistic approach to capital deployment Underpinned by strong balance sheet Target leverage range through the cycle of 2.0x to 3.0x (currently 2.4x) 1 Ample liquidity (currently $0.7 billion) Additional capacity of $1.75 billion 2 Credit ratings (S&P: BB-/Stable and Moody’s: Ba3/Stable) Our Capital Allocation Plan 1 Invest for Organic Growth Committed to organic growth with overall EBITDA margin of 45% to 50% from ~43% in 2021 2 Strategic M&A Pursue strategic opportunities with attractive returns and synergies Current opportunity estimated at $500 million per year 3 Dividend Initiated dividend at $2.00 per share (annualized) in Sept. 2021; increased to $2.30 in February 2022 – future growth in line with long-term business performance 4 Surplus Capital Initiates share repurchase under 2014 Share Repurchase Program, with a remaining authorization of $395.9 million 1. See Appendix page 32 for calculation of net leverage as of June 30, 2022. 2. Amended ABL expanded credit facility to $3.5 billion as of July 5, 2022.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 20 A New Cycle in the Making N.A. Equipment Rental Market1 $38 $31 $32 $35 $38 $41 $44 $45 $47 $49 $52 $55 $50 $52 $60 $64 $66 $68 $71 08 09 10 11 12 13 14 15 16 17 18 19 20 21 22E 23E 24E 25E 26E ’21-'26E CAGR: ~6% Architecture Billings Index3 08 09 10 11 12 13 14 15 16 17 18 19 20 21 Jan-22 Select Market Forecasts2 U.S. Nonresidental Building Starts Actual Forecast 2021 2022 2023 2024 2025 YOY Growth 14% 14% 8% 4% 4% Sectors with Tailwinds Actual Forecast 2021 2022 2023 2024 2025 Commercial 13% 14% 3% 1% 2% Healthcare 7% 11% 18% 7% 5% Public Works 1% 9% 16% 11% 5% Equipment rental market forecast to grow from about $60 billion in 2022 to $71 billion in 2026 Federal infrastructure package approved with $550 billion of non-res construction over next five years 1. Source: ARA / IHS Global Insights as of May 2022 3. Source: The American Institute of Architects (AIA) as of July 2022 2. Source: Dodge Analytics U.S. as of June 2022 June 53.2 50 $ in billions

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 21 Raising Guidance Metric 2021 Actual Prior Guidance Current Guidance % Chg. over 2021 Adjusted EBITDA $894.7 million $1.175 to $1.245 billion $1.195 to $1.245 billion Increase of 34% to 39% Net Fleet Capital Expenditures $486.9 million $900 million to $1.120 billion $900 million to $1.120 billion Increase of 85% to 130% • Record first half 2022 adjusted EBITDA of $521 million was up 33% compared with 2021 • Raised bottom end of guidance range • Affirmed net fleet capital expenditures guidance range

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 22 Our Strategy is Delivering Results Equipment Rental Revenue $ Utilization1 $1,499 $1,658 $1,702 $1,544 $1,910 $2,194 2017 2018 2019 2020 2021 TTM 2022 36.0% 37.4% 38.7% 36.1% 43.0% 43.3% 2017 2018 2019 2020 2021 TTM 2022 Net Leverage2 3.6x 3.1x 2.8x 2.4x 2.1x 2.4x 2017 2018 2019 2020 2021 Q2 2022 Adjusted EBITDA Margin1 33.4% 34.6% 37.1% 38.7% 43.2% 43.8% 2017 2018 2019 2020 2021 TTM 2022 $ in millions 1. For a definition and reconciliation to the most comparable GAAP financial measure, see slides 26 and 28 and previously filed presentations 2. For a definition and calculation, see slide 32

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 23 Purpose, Vision, Mission and Values We equip our customers and communities to build a brighter future

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 24

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 25 Integrate ESG Expand Specialty Elevate Technology Allocate Capital Grow the Core Shifting Into High Gear Increasing fleet and locations in urban markets drives revenue, scale and operating leverage Accelerating secular shift from ownership to rental and a service driven model leads to higher utilization and returns Ongoing investment in technology to improve customer experience and operational effectiveness New sustainability goals for 2030 versus 2019 baseline underpin ESG initiatives Ability to retain low leverage of 2.0x to 3.0x provides opportunities for significant investment in fleet growth, M&A, dividends and returns to shareholders

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 26 Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing equipment rental revenue (excluding re-rent, delivery, pick-up and other ancillary revenue) by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. Return on Invested Capital (ROIC): is defined as adjusted earnings before interest divided by net assets. Adjusted earnings before interest is the sum of earnings before interest plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock-based compensation charges, loss on extinguishment of debt and impairment charges. Net assets is total assets less intangible assets, current liabilities and deferred taxes.

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 27 Reconciliation of Net Income and Adjusted Earnings Per Diluted Share Adjusted Net Income and Adjusted Earnings Per Diluted Share - Adjusted Net Income represents the sum of net income (loss), restructuring and restructuring related charges, spin-off costs, loss on extinguishment of debt, impairment charges, gain (loss) on the disposal of a business and certain other items. Adjusted Earnings per Diluted Share represents Adjusted Net Income divided by diluted shares outstanding. Adjusted Net Income and Adjusted Earnings Per Diluted Share are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business. (1) Merger and acquisition related, spin-off costs, and impairment are included in Other (2) The tax rate applied for adjustments is 25.7% and reflects the statutory rates in the applicable entities Three Months Ended June 30, Six Months Ended June 30, 2022 2021 2022 2021 Net income $72.2 $47.1 $130.7 $80.0 Other(1) 3.5 0.7 4.5 1.3 Tax impact of adjustments(2) (0.9) (0.2) (1.2) (0.3) Adjusted net income $74.8 $47.6 $134.0 $81.0 Diluted common shares 30.3 30.4 30.4 30.3 Adjusted earnings per diluted share $2.47 $1.57 $4.41 $2.67

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 28 Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain (loss) on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow- Through (the year-over-year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) are useful operating profitability ratios to management and investors.

Reconciliation of Net Income to Adj. EBITDA and Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through

$ in millions

	Three Months Ended June 30,		Six Months Ended June 30,	
	2022	2021	2022	2021
Net income	**$72.2**	**$47.1**	**$130.7**	**$80.0**
Income tax provision	25.3	14.7	33.9	22.9
Interest expense, net	25.2	21.0	47.7	42.4
Depreciation of rental equipment	130.2	101.1	249.5	201.5
Non-rental depreciation and amortization	22.7	16.0	43.4	31.8
EBITDA	**275.6**	**199.9**	**505.2**	**378.6**
Non-cash stock-based compensation charges	5.1	7.1	11.3	12.4
Other[1]	3.5	0.7	4.5	1.3
Adjusted EBITDA	**284.2**	**207.7**	**521.0**	**392.3**
Less: Gain (loss) on sales of rental equipment	5.2	5.6	14.4	11.4
Less: Gain (loss) on sales of new equipment, parts and supplies	4.0	2.9	6.4	4.8
Rental Adjusted EBITDA (REBITDA)	**$275.0**	**$199.2**	**$500.2**	**$376.1**
Total Revenues	$640.4	$490.9	$1,207.7	$944.7
Less: Sales of rental equipment	19.3	30.3	47.0	74.5
Less: Sales of new equipment, parts and supplies	9.4	7.8	17.1	13.9
Equipment rental, service and other revenues	**$611.7**	**$452.8**	**$1,143.6**	**$856.3**
Total Revenues	$640.4	$490.9	$1,207.7	$944.7
Adjusted EBITDA	$284.2	$207.7	$521.0	$392.3
Adjusted EBITDA Margin	**44.4 %**	**42.3 %**	**43.1 %**	**41.5 %**
Equipment rental, service and other revenues	$611.7	$452.8	$1,143.6	$856.3
REBITDA	$275.0	$199.2	$500.2	$376.1
REBITDA Margin	**45.0 %**	**44.0 %**	**43.7 %**	**43.9 %**
YOY Change in REBITDA	$75.8		$124.1	
YOY Change in Equipment rental, service and other revenues	$158.9		$287.3	
YOY REBITDA Flow-Through	**47.7 %**		**43.2 %**	

(1) Merger and acquisition related, spin-off costs, and impairment are included in Other.

HercRentals®

NYSE: HRI
©2022 Herc Rentals Inc. All Rights Reserved.
29

REBITDA Margin Quarterly Trend

$ in millions	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q1 2022	Q2 2022
Total Revenues	**$453.8**	**$490.9**	**$550.4**	**$578.0**	**$2,073.1**	**$567.3**	**$640.4**
Less: Sales of rental equipment	44.2	30.3	16.6	22.0	113.1	27.7	19.3
Less: Sales of new equipment, parts and supplies	6.1	7.8	8.6	7.6	30.1	7.7	9.4
Equipment rental, service and other revenues	**$403.5**	**$452.8**	**$525.2**	**$548.4**	**$1,929.9**	**$531.9**	**$611.7**
Net income	**$32.9**	**$47.1**	**$72.3**	**$71.8**	**$224.1**	**$58.5**	**$72.2**
Income tax provision	8.2	14.7	23.8	19.6	66.3	8.6	25.3
Interest expense, net	21.4	21.0	21.4	22.5	86.3	22.5	25.2
Depreciation of rental equipment	100.4	101.1	105.4	113.8	420.7	119.3	130.2
Non-rental depreciation and amortization	15.8	16.0	17.0	19.2	68.0	20.7	22.7
EBITDA	**$178.7**	**$199.9**	**$239.9**	**$246.9**	**$865.4**	**$229.6**	**$275.6**
Non-cash stock-based compensation charges	5.3	7.1	5.5	5.4	23.3	6.2	5.1
Other[(1)]	0.6	0.7	0.5	4.2	6.0	1.0	3.5
Adjusted EBITDA	**$184.6**	**$207.7**	**$245.9**	**$256.5**	**$894.7**	**$236.8**	**$284.2**
Less: Gain on sales of rental equipment	5.8	5.6	2.9	5.5	19.8	9.2	5.2
Less: Gain on sales of new equipment, parts and supplies	1.9	2.9	2.1	2.9	9.8	2.4	4.0
Rental Adjusted EBITDA (REBITDA)	**$176.9**	**$199.2**	**$240.9**	**$248.1**	**$865.1**	**$225.2**	**$275.0**
REBITDA Margin	**43.8 %**	**44.0 %**	**45.9 %**	**45.2 %**	**44.8 %**	**42.3 %**	**45.0 %**
YOY REBITDA Flow-Through	**200.7 %**	**43.4 %**	**37.5 %**	**43.4 %**	**47.5 %**	**37.6 %**	**47.7 %**

(1) Merger and acquisition related, spin-off costs, and impairment are included in Other.

HercRentals

NYSE: HRI
©2022 Herc Rentals Inc. All Rights Reserved.
30

REBITDA Margin Annual Trend

$ in millions	2017	2018	2019	2020	2021
Total Revenues	**$1,754.5**	**$1,976.7**	**$1,999.0**	**$1,781.3**	**$2,073.1**
Less: Sales of rental equipment	190.8	256.2	242.8	198.5	113.1
Less: Sales of new equipment, parts and supplies	52.3	49.3	44.0	28.2	30.1
Equipment rental, service and other revenues	**$1,511.4**	**$1,671.2**	**$1,712.2**	**$1,554.6**	**$1,929.9**
Net income	**$160.3**	**$69.1**	**$47.5**	**$73.7**	**$224.1**
Income tax provision (benefit)	(224.7)	(0.3)	16.1	20.4	66.3
Interest expense, net	140.0	137.0	173.5	92.6	86.3
Depreciation of rental equipment	378.9	387.5	409.1	403.9	420.7
Non-rental depreciation and amortization	51.5	57.3	61.0	62.5	68.0
EBITDA	**$506.0**	**$650.6**	**$707.2**	**$653.1**	**$865.4**
Restructuring	5.5	5.3	7.7	0.7	—
Spin-off costs	35.2	14.4	0.5	0.6	0.3
Non-cash stock-based compensation charges	10.1	13.4	19.5	16.4	23.3
Impairment	29.7	0.1	5.1	15.4	3.2
Loss on disposal of business	—	—	—	2.8	—
Other	(1.1)	1.0	1.0	0.4	2.5
Adjusted EBITDA	**$585.4**	**$684.8**	**$741.0**	**$689.4**	**$894.7**
Less: Gain (loss) on sales of rental equipment	(1.2)	11.9	(0.4)	(5.1)	19.8
Less: Gain on sales of new equipment, parts and supplies	12.8	11.6	10.7	7.7	9.8
Rental Adjusted EBITDA (REBITDA)	**$573.8**	**$661.3**	**$730.7**	**$686.8**	**$865.1**
REBITDA Margin	**38.0 %**	**39.6 %**	**42.7 %**	**44.2 %**	**44.8 %**
YOY REBITDA Flow-Through	**21.2 %**	**54.8 %**	**169.3 %**	**27.9 %**	**47.5 %**

HercRentals®
NYSE: HRI
©2022 Herc Rentals Inc. All Rights Reserved.
31

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 32 Calculation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Long-Term Debt, Net $1,585.2 $1,539.2 $1,792.0 $1,916.1 $2,142.1 $2,503.3 (Plus) Current maturities of long-term debt 11.7 10.2 12.1 11.4 10.8 11.0 (Plus) Unamortized debt issuance costs 6.8 6.6 6.4 6.1 5.9 5.7 (Less) Cash and Cash Equivalents (32.9) (34.6) (35.2) (35.1) (22.8) (52.1) Net Debt $1,570.8 $1,521.4 $1,775.3 $1,898.5 $2,136.0 $2,467.9 Trailing Twelve-Month Adjusted EBITDA $726.3 $784.6 $833.8 $894.7 $946.9 $1,023.4 Net Leverage 2.2x 1.9x 2.1x 2.1x 2.3x 2.4x

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 33 Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt, fund potential acquisitions and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Six Months Ended Years Ended December 31, 2022 2021 2021 2020 2019 Net cash provided by operating activities $358.9 $327.9 $744.0 $610.9 $635.6 Rental equipment expenditures (555.3) (239.3) (593.8) (344.1) (638.4) Proceeds from disposal of rental equipment 46.8 71.0 106.9 192.5 224.2 Net Fleet Capital Expenditures (508.5) (168.3) (486.9) (151.6) (414.2) Non-rental capital expenditures (27.5) (20.9) (48.0) (41.4) (56.9) Proceeds from disposal of property and equipment 3.3 2.4 4.6 6.6 7.7 Other (23.0) — — — 4.0 Free Cash Flow (196.8) 141.1 213.7 424.5 176.2 Acquisitions, net of cash acquired (317.1) (17.9) (431.0) (45.6) (4.2) Proceeds from disposal of business — — — 24.5 — (Increase) decrease in Net Debt ($513.9) $123.2 ($217.3) $403.4 $172.0

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 34 Historical Fleet at OEC1 (1) Original equipment cost based on ARA guidelines (2) Other includes acquisitions and divestitures of businesses $ in millions FY 2017 FY 2018 FY 2019 FY 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 FY 2021 Q1 2022 Q2 2022 Beginning Balance $3,556 $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $3,589 $4,381 $4,593 Expenditures $524 $774 $627 $349 $117 $188 $210 $210 $725 $253 $327 Disposals ($442) ($607) ($593) ($551) ($111) ($71) ($44) ($60) ($286) ($64) ($64) Foreign Currency / Other(2) $13 ($41) $11 ($31) $31 $20 $146 $156 $353 $23 $241 Ending Balance $3,651 $3,777 $3,822 $3,589 $3,626 $3,763 $4,075 $4,381 $4,381 $4,593 $5,097 Proceeds as a percent of OEC 39.8% 37.8% 40.9% 37.0% 40.1% 41.3% 42.2% 41.5% 41.8% 45.0% 46.6%

NYSE: HRI ©2022 Herc Rentals Inc. All Rights Reserved. 35 For additional information, please contact: Elizabeth M. Higashi, CFA Vice President, Investor Relations & Sustainability elizabeth.higashi@hercrentals.com 239 301-1024